Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of SilverBow Resources, Inc., which appears in Crescent Energy Company’s Current Report on Form 8-K/A, which was filed with the U.S. Securities Commission on August 13, 2024.
/s/ BDO USA, P.C.
Houston, Texas
November 5, 2024